Exhibit 4.1
CERTIFICATE NO **PB-1** SHARES **83,586** FIXED RATE COMULATIVE PERPTUAL PREFERED STOCK SERIES B (LIQUIDATION AMOUNT $1,000 PER SHARE) INTEGRAL BANK CORPORATION Incorporated under the laws of the state of Indiana COPY This certifies that THE UNITED STATES DEPARTMENT OF THE TREASURY is the owner of Eighty-Three Thousand Five Hundred Eighty-Six(83,586)fully paid and nonassessable share of Fixed Rate Cumulative Perpetual Preferred Stock, Series B(Liquidation amount $1,000 per share), of Integra Bank Corporation, transferable only on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed. IN WITNESS WHEROF, the Corporation has caused this certificate to be signed by its duly authorized officers this—— day of February, 2009 Chairman, President and Chief Executive Officer Secretary

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIOINS OF A BANK ARE NOT INSURED BY THE FEDERAL, DEPOSIT INSURANCE CORPORATION OR ANY OTHER COVERMENTAL AGENCY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN UNDER THE SECURITIES ACT OF 1933 , AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE TRANSFERRED , SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERE TO IS IN EFFECT UNDR SUCH ACT AND APPLICABLE STATE SECURITIES LAW OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS BACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE LAYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THERE UNDERANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE BEFORE (1) REPRESENTS THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (2) AGREES THAT IT WILL NOT OFFER SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENTS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINE IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AQUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IS RELIANCE ON RULE 144A , (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUAREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGAND. THIS INSTRUMENTS IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISION OF SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTER REFERED TO THERE IN A COPY OF WHICH IS NOT A FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.
CERTIFICATE INTEGRA BANK CORPORATION SHARES FIXED RATE COMULATIVE SEREES B ISSUED TO THE UNITED STATES DEPARTMENT OF THE TRESURY DATED For Value Receive  _____  here by sell, assign and transfer unto  _____  Shares of the Fixed rate Cumulative Prepetual Preferred Stock, Series B (Liquidation Amount $1,000 per share), represented by the within Certificate, and do hereby irrevocably constitute and appoint—Attoreney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises dated—signature—In the presence of —
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGMENT OR ANY CHANGE WHATEVER